UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Cytec Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Notice of Annual Meeting
of Common Stockholders
to be held April 22, 2004

March 18, 2004

To Our Stockholders:

     We will hold the Annual Meeting of Common Stockholders of Cytec Industries Inc. at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, on Thursday, April 22, 2004, at 2:00 p.m. The purpose of the meeting is (i) to elect two directors, (ii) to ratify the selection of KPMG LLP as the Company’s independent accountants for 2004, and (iii) to transact any other business that properly comes before the meeting.

     You must have been a holder of Common Stock at the close of business on February 23, 2004 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

     Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

     If you cannot attend the meeting, please promptly submit your proxy by telephone, Internet or by signing and dating the enclosed proxy and mailing it in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors, R. Smith Secretary

Table of Contents

About the Meeting	1

The Board of Directors and Board Committees	3

Audit Committee Report	6

Agenda Item 1: Election of Directors	8

Agenda Item 2: Ratification of the Appointment of the Independent Accountants	10

Fees Paid to the Independent Accountants	11

Cytec Stock Ownership by Directors and Officers	12

Security Ownership of Certain Beneficial Owners as of December 31, 2003	13

Certain Relationships and Related Transactions	14

Executive Compensation	15

Equity Compensation Plan Information	17

Employment and Severance Arrangements	17

Compensation and Management Development Committee Report	19

Performance Graph	23

Compensation Under Retirement Plans	24

Compensation of Directors	24

Timely Submission of Stockholder Proposals	25

Attendance at Annual Meeting	26

Other Matters	26

CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held April 22, 2004

March 18, 2004

     This proxy statement contains information relating to the Annual Meeting of Common Stockholders of Cytec Industries Inc., which will be held on Thursday, April 22, 2004, beginning at 2:00 p.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting.

ABOUT THE MEETING

What is the purpose of the meeting?

     At the annual meeting, stockholders will vote (i) to elect two directors, and (ii) to ratify the selection of KPMG LLP as the Company’s independent accountants for 2004. In addition, the Company’s management will be present to report on the Company and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, February 23, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.

What is a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,112,308 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     The accompanying proxy is solicited by the Company’s Board of Directors. You may vote by telephone or via the Internet by following the instructions on the enclosed proxy card or you may complete and properly sign the accompanying proxy card and return it to the Company. If voted by any of these methods, your vote will be cast as you direct. Do not return the proxy card if you vote by telephone or via the Internet. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

May I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. A vote by telephone or via the Internet may be revoked by executing a later-dated proxy card, by subsequently voting by telephone or through the Internet, or by attending the annual meeting and voting in person.

How do I vote my Savings Plan shares?

     If you participate in the Cytec Employees’ Savings and Profit Sharing Plan, shares of common stock of the Company equivalent to the value of the common stock interest credited to your account under that plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by April 19, 2004. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

What are the Board’s recommendations?

     The Board of Directors recommends that you vote (i) to elect the nominated slate of directors, and (ii) to ratify the appointment of KPMG LLP to audit the Company’s 2004 consolidated financial statements. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their own discretion.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors seeks to ensure that the Company’s business is managed in the best long-term interests of the Company’s stockholders. Cytec’s business is conducted by its employees under the direction of the Chief Executive Officer (“CEO”) and the other officers and managers of the Company. The Board of Directors provides oversight to the CEO and other officers and managers as it reviews and approves the Company’s major business and financial strategies. The Board also approves significant capital projects and commitments, acquisitions, divestitures and long-term financings. The Board is responsible for hiring and assessing the performance of the CEO and determining the compensation of the CEO and, through the Compensation Committee, the other officers of the Company. The Board regularly reviews succession planning strategy and plans for the CEO and other senior officers. The Board believes that it is critical that the Company operate in compliance with all applicable laws and to the highest ethical standard. The Board believes that the long-term interests of the Company’s stockholders are advanced by appropriately addressing concerns of other stakeholders affected by the Company’s actions, including the Company’s employees and the communities in which the Company operates.

     The Board of Directors has adopted Principles of Corporate Governance to codify its expectations regarding the Board’s activities. Included within these principles are requirements that:

  A majority of the Directors must be independent directors, as are eight of the nine current directors elected by the common stockholders.
  Directors must have the highest personal and professional ethics.
  Directors are ineligible to stand for reelection once they are 72 years of age.
  Only independent directors are eligible to serve on the Governance, Audit, and Compensation and Management Development Committees.
  The Board will meet at least annually without any employees of the Company present.

     A current copy of the Principles of Corporate Governance is available on the Company’s website accessible at www.Cytec.com.

     The Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

2004	2005	2006

Frederick W. Armstrong	Anthony G. Fernandes	John E. Akitt
Chris A. Davis	David Lilley	Barry C. Johnson
William P. Powell	Jerry R. Satrum	James R. Stanley

     In addition, one director is elected annually by the holder of the Company's Series C Cumulative Preferred Stock. Currently, that director is Louis L. Hoynes, Jr., and the holder of the Series C Cumulative Preferred Stock has submitted a proxy to re-elect Mr. Hoynes to a term expiring at the 2005 annual meeting.

     The Board of Directors held six meetings during 2003. All members of the Board attended all of the meetings of the Board and of the Committees on which they served. All members of the Board attended the 2003 Annual Meeting of Stockholders.

Committees of the Board

     To increase its effectiveness and efficiency, the Board of Directors has established four committees to which it has delegated substantial responsibilities. Set forth below is certain information about those Committees.

  Audit Committee. This Committee is comprised of Ms. Davis (Chair) and Messrs. Fernandes, Powell and Satrum. The Board of Directors has affirmatively determined that each of the members is financially literate and is an independent director for purposes of New York Stock Exchange rules, meaning that the director has no relationship to the Company that may interfere with the exercise of their independence from management and the Company (an “Independent Director”). Additionally, the Board of Directors has determined that three of the members of the Audit Committee, among them Ms. Davis, are audit committee financial experts and are independent under the Securities and Exchange Act of 1934, as amended. An audit committee financial expert is a person who has (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of said principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements of comparable breadth and complexity to Cytec’s or experience supervising others who do, and (iv) an understanding of internal controls and procedures. The principal function of this Committee is to assist the Board in the areas of financial reporting and accounting integrity. The Audit Committee has sole responsibility for retaining, dismissing and compensating the Company’s independent accountants. The Audit Committee held five meetings during 2003. The Audit Committee’s report on its activities during 2003 appears later in this proxy statement under the caption “Audit Committee Report.”
  Compensation and Management Development Committee. This Committee is comprised of Messrs. Akitt, Armstrong (Chair), Fernandes and Satrum. Each is an Independent Director. This Committee approves the corporate goals and objectives relevant to CEO and other officer compensation, approves compensation plans for the Company’s officers and non-executive directors, administers incentive compensation and equity-based plans, evaluates the CEO’s and other officers’ performance against established goals and objectives, and makes related recommendations. This Committee also reviews succession plans for the Chief Executive Officer and other executive management positions. This Committee held four meetings during 2003 and its report on its activities during 2003 appears later in this proxy statement under the caption “Compensation and Management Development Committee Report.”

  Governance Committee. This Committee is comprised of Messrs. Akitt, Fernandes, Powell (Chair) and Stanley. Each is an Independent Director. This Committee was known as the Nominating Committee until January 2003 when its responsibilities were expanded to include corporate governance matters. This Committee is responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance and for periodically recommending changes to such principles. This Committee also makes recommendations to the Board on candidates for election to the Board and committee assignments. The Committee recommended one new candidate, Dr. Barry Johnson, for election in 2003. The Committee recommended Dr. Johnson after an extensive search which included an initial selection of candidates by an executive search firm and concluded with personal interviews with leading candidates. This Committee held three meetings during 2003.

  The Governance Committee will consider nominees recommended by stockholders who submit such recommendations in writing to the Secretary of the Company and include the candidate’s name, biographical data and qualifications. Stockholders recommending nominees must disclose the stockholder’s name and address, class and number of shares of the Company owned, the length of such ownership and any relationship between the stockholder and the nominee. Stockholders must also comply with such other procedural requirements as the Committee may establish from time to time. Each nominee is evaluated by the Committee and should have distinguished him or herself in a career in industry, government or academia and should be capable of offering sound advice and counsel to the Company and CEO. Nominees must possess the highest personal and professional ethics, integrity and values and must be eligible to serve a minimum of five years under the Company’s age qualification rules. The Committee considers not only the individual talents and skills of each nominee, but also the range of talents and skills represented by all members of the Board of Directors.
  Environmental, Health and Safety Committee. This Committee is comprised of Messrs. Akitt (Chair), Hoynes and Stanley. This Committee serves as the environmental oversight committee referred to under “Certain Relationships and Related Transactions.” It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. This Committee held two meetings during 2003.
  Pension Committee. This Committee was dissolved effective December 31, 2003 and the Committee’s responsibilities were assumed by the Board of Directors. Prior to its dissolution, this Committee was comprised of Messrs. Armstrong and Powell (Chair). This Committee held two meetings during 2003, during which it reviewed actions taken by the Committee on Investment of Pension Funds (a management committee which oversees investments of the Company’s funded benefit plans).

     The responsibilities and powers of the Audit Committee, the Compensation and Management Development Committee and the Governance Committee are detailed in charters approved by the Board of Directors. A current copy of each of these charters is available on the Company’s website at www.cytec.com.

     Stockholders wishing to contact the Board of Directors may send communications to the attention of the corporate Secretary or the Compliance Office at the address set forth on the Company’s website. All such communications will be handled by the Compliance Office. Summaries of all communications, and actual communications, when appropriate, will be forwarded to the Board.

AUDIT COMMITTEE REPORT

     The Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter. Based on the recommendation of the Audit Committee after consideration of the newly issued listing standards of the New York Stock Exchange, the Board of Directors amended the charter in January 2004. The principal changes, which enumerate details of the responsibilities of the Audit Committee as required by the listing standards, were:

  to provide that the Audit Committee review and discuss quarterly disclosures contained in the financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s SEC filings, prior to the filing of such disclosures;
  to provide that the Audit Committee generally review the type of information to be disclosed in earnings press releases and to research analysts and rating agencies;
  to formally require the Audit Committee to periodically consult with management about internal controls, completeness and accuracy of financial statements and audit procedures; and
  to make other minor modifications to conform provisions of the existing charter to technical requirements of rules recently adopted by the Securities and Exchange Commission as proposed by the New York Stock Exchange.

Responsibilities. The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent accountants, the internal auditors and management, including each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments. The Company’s independent accountants, KPMG LLP (“KPMG”), are responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

Independence. As part of its responsibilities, the Audit Committee approves the fees paid to the independent accountants for non-audit services and considers the effect of such services and the related fees on KPMG’s independence. For the year 2003, total KPMG audit fees were approximately $1.5 million; and, total KPMG non-audit fees were approximately $0.4 million of which the vast majority were for tax services. Details regarding fees paid to KPMG during the years 2003 and 2002 are set forth under the caption “Fees Paid to the Independent Accountants”. The Audit Committee concluded that provision of the non-audit services provided by KPMG and the compensation therefor is compatible with maintaining KPMG’s independence.

Recommendation. Acting pursuant to its Charter, the Audit Committee reviewed the Company’s audited financial statements at, and for the year ended, December 31, 2003 with management and the Company’s independent accountants and recommended to the Company’s Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for its 2003 fiscal year. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with the Company’s independent accountants, KPMG, of the matters required to be discussed by auditing standards generally accepted in the United States of America; receipt from KPMG of the written disclosures and letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees); discussions with KPMG regarding its independence from the Company and its management; and KPMG’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

C. A. Davis, Chair A. G. Fernandes W. P. Powell J. R. Satrum

February 11, 2004

AGENDA ITEM 1
ELECTION OF DIRECTORS

     In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Chris A. Davis and William P. Powell for election as directors for three-year terms ending at the 2007 Annual Meeting. Each nominee is currently serving as a Director and has consented to serve for the new term. The nominees’ biographies, as well as the biographies of the other directors, are set forth below.

     The Board of Directors recommends a vote for the election of each of these nominees as Directors.

     If at the time of the meeting both or neither of the nominees is available to serve as director, an event which the Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

     A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Board of Directors Membership

     Set forth below is certain information concerning the nominees and the other directors of the Company whose terms of office will continue after the meeting.

     John E. Akitt, age 71, has been a director of the Company since October 1999. Mr. Akitt retired as Executive Vice President of Exxon Chemical Company in 1998, having served in that capacity since 1992. Mr. Akitt is a director of Georgia Gulf Corporation.

     Frederick W. Armstrong, age 73, has announced be will retire from the Board at the 2004 Annual Meeting of Stockholders. He has been a director of the Company since its formation in December 1993. The Company is grateful for his many contributions over this period.

     Chris A. Davis, age 53, has been a director of the Company since April 2000. Ms. Davis is Chairman and Chief Executive Officer of McLeodUSA Incorporated, a telecommunication services provider, having served in this capacity since April 2002, and was Chief Operating and Financial Officer from August 2001 until April 2002. Prior to her positions at McLeodUSA, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 2000. From July 1993 through April 2000, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation's acquisition of Gulfstream in July 1999, a vice president of General

Dynamics Corporation. Before joining Gulfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company. McLeodUSA Incorporated filed for a prenegotiated restructuring under Chapter 11 of the U.S. bankruptcy code in January 2002 and emerged from bankruptcy court protection in April 2002. Ms. Davis is a director of McLeodUSA Incorporated, Wolverine Tube, Inc. and Rockwell Collins, Inc. and a Special Limited Partner in Forstmann Little & Co.

     Anthony G. Fernandes, age 58, has been a director of the Company since July 2002. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2002. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director. In addition, from 1997 to 1998 he was chairman of ARCO Chemical, a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes is a director of Baker Hughes Corporation, Tower Automotive, Inc. and Black and Veatch.

     Louis L. Hoynes, Jr., age 68, has been a director of the Company since December 1994. Mr. Hoynes was Executive Vice President and General Counsel of Wyeth until his retirement on July 1, 2003, having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie Farr & Gallagher. He serves as the director of the Company elected by the holder of the Company's outstanding Series C Cumulative Preferred Stock.

     Dr. Barry C. Johnson, age 60, has been a director of the Company since August 2003. Dr. Johnson is Dean of Engineering at Villanova University, having been appointed to that position in 2002. Previously, he was Chief Technology Officer of Honeywell International Inc. from 2000; prior to that Dr. Barry served as Corporate Vice President of Motorola, Inc. and Chief Technology Officer for that company's Semiconductor Product Sector. He joined Motorola in 1976 and held a variety of technology, product development and operations leadership positions during his 16 year career with the company.

     David Lilley, age 57, has been a director of the Company since January 1997. Mr. Lilley is Chairman (since January 1999), President (since January 1997) and Chief Executive Officer (since May 1998) of the Company. From 1994 until January 1997, he was a vice president of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that time, he was a vice president and a member of the Executive Committee of American Cyanamid Company (“Cyanamid”).

     William P. Powell, age 48, has been a director of the Company since its formation in December 1993. Mr. Powell is a Managing Director of William Street Advisors LLC, an investment banking firm, having served in that capacity since May 2001. Mr. Powell also served as a Managing Director of Saratoga Partners LLC from May 2001 to December 2003. Prior thereto, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell is a director of International Executive Service Corps and CONSOL Energy, Inc.

     Jerry R. Satrum, age 59, has been a director of the Company since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf’s Chief Executive Officer (1991-1998), President (1989-1997) and Vice President — Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

     James R. Stanley, age 60, has been a director of the Company since October 2001. Mr. Stanley retired as President and Chief Executive Officer of Howmet Corporation, a manufacturer of turbine engine components used in jet aircraft and industrial gas power generation that is a wholly-owned subsidiary of Alcoa Inc. in January, 2003. He had served in that capacity since July 2000. Prior to that, Mr. Stanley had served as a Senior Vice President of Howmet for more than five years.

AGENDA ITEM 2
RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT ACCOUNTANTS

     RESOLVED, that the appointment by the Audit Committee of KPMG to audit the 2004 consolidated financial statements of Cytec Industries Inc. is hereby ratified.

     The Audit Committee has, subject to ratification by the stockholders, appointed KPMG to audit and report on the consolidated financial statements of Cytec for 2004. KPMG has audited Cytec’s consolidated financial statements since Cytec’s inception in 1993. KPMG has offices or affiliates at or near most of the locations where Cytec operates in the United States and other countries. Since it started auditing Cytec’s financial statements, the KPMG lead audit partner assigned to Cytec has not served Cytec in that capacity for more than 5 years.

     Before making its recommendation for appointment, the Audit Committee carefully considered KPMG’s qualifications. This included a review of KPMG’s performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG. In February 2004, KPMG advised the Audit Committee that the resolution of all litigation against the firm will not affect KPMG’s ability to serve as independent accountants for the Company.

     Representatives of KPMG will attend the Annual Meeting and may make a statement if they wish. They will be available to respond to appropriate stockholder questions at the Meeting.

     Approval of this proposal to ratify the appointment of KPMG requires a majority of votes actually cast on this matter. For purposes of determining the number of votes cast on the matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of independent accountants will be reconsidered by the Audit Committee.

     The Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the Audit Committee’s selection of KPMG as the Company’s independent accountants for 2004.

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

Pre-Approval Policies and Procedures. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Audit Committee has delegated authority to the Chair of the Committee to approve any services not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval. During the years ended December 31, 2003 and 2002, all services provided by the independent accountants received specific pre-approval.

Audit Fees. The aggregate fees billed by KPMG and its affiliates for professional services rendered for the audit of the Company’s consolidated financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the years ended December 31, 2003 and 2002 were approximately $1.5 million and $1.3 million, respectively, all of which were pre-approved by the Audit Committee.

Audit-Related Fees. The aggregate fees billed by KPMG for audit-related services rendered to the Company, during the years ended December 31, 2003 and 2002 were approximately $.025 million and $.026 million, respectively, which were pre-approved by the Audit Committee.

Tax Fees. The aggregate fees billed by KPMG for tax services rendered to the Company during the years ended December 31, 2003 and 2002 were approximately $.4 million and $.7 million, respectively, all of which were pre-approved by the Audit Committee.

All Other Fees. The Company did not utilize KPMG for any other services during the year ended December 31, 2003. The aggregate fees billed by KPMG for other services rendered to the Company during the year ended December 31, 2002, which were related to the completion of internal audit related matters and other matters which commenced in 2001 and the transition, to other accounting firms, were approximately $.125 million.

As advised in the Audit Committee Report, the Audit Committee considered whether, and concluded that, provision of these services is compatible with maintaining KPMG’s independence.

CYTEC STOCK OWNERSHIP BY DIRECTORS & OFFICERS

     The following table sets forth, as of January 31, 2004, the total beneficial ownership of the Company’s Common Stock by the Company’s directors and the five executive officers named in the Summary Compensation table (see the “Executive Compensation” portion of this proxy statement):

Beneficial Stock Ownership of Directors & Officers

Name	Record & Street Name Shares(1)	+	Savings Plan Shares(2)	+	Deferred Stock Shares(3)	+	Stock Option Shares(4)	=	Total Beneficial Ownership

J. E. Akitt	1,606		--		260		13,500		15,366
F. W. Armstrong	18,441		--		--		24,000		42,441
W. N. Avrin	31,189		9,503		--		117,664		158,356
J. P. Cronin(5)	77,374		28,215		48,156		389,950		543,695
C. A. Davis	1,199		--		--		13,500		14,699
D. M. Drillock	14,151		11,718		13,155		138,299		177,323
A. Fernandes	2,223		--		260		1,500		3,983
L. L. Hoynes, Jr.(6)	--		--		--		--		--
B.C. Johnson	1,029		--		--		--		1,029
D. Lilley(5)	77,747		5,250		72,619		1,019,999		1,175,615
W. P. Powell	5,900		--		--		33,000		38,900
J. R. Satrum	11,395		--		--		28,500		39,895
R. Smith(5)	28,094		23,554		--		67,735		119,383
J. R. Stanley	1,528		--		--		4,500		6,028

All named persons,
directors and officers as
a group (16 persons)(5)	310,159		87,501		141,711		1,993,192		2,532,563

(1)	Includes Performance Shares which are subject to possible forfeiture if conditions to vesting are not met. In the case of Mr. Powell, also includes shares held in Powell Family Foundation.
(2)

Represents the officers’ proportionate share of Company Common Stock held by the Cytec Employees’ Savings & Profit Sharing Plan at January 31, 2004 and in the case of Messrs. Cronin and Smith, also includes shares held in Individual Retirement Accounts.

(3)	Shares issuable under 1993 Stock Award and Incentive Plan following termination of employment or, as to Messrs. Akitt and Fernandes, retirement from the Board of Directors.
(4)	Shares which may be acquired within 60 days through the exercise of stock options, regardless of whether the exercise price is below, at or above the current market price of Cytec common stock.
(5)

The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 2,900 shares owned by Mr. Cronin’s wife; 200 shares owned by Mr. Lilley as custodian for a child; 1,000 shares owned by Mr. Smith’s wife and 4,100 shares for all directors and officers as a group.

(6)	The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Wyeth. See “Security Ownership of Certain Beneficial Owners.” Mr. Hoynes disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Wyeth.

     As of January 31, 2004, Mr. Lilley beneficially owned approximately 3.0%, Mr. Cronin beneficially owned approximately 1.4%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group beneficially owned approximately 6.5%, of the total shares of outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based solely on its review of the copies of the forms received by it, the Company believes that during 2003 all filings required under Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners, except that Messrs. Avrin, Cronin, Drillock, Lilley, Marosits, Smith and Wozniak were each two days late reporting performance shares and stock options granted in January 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AS OF DECEMBER 31, 2003

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Series C Cumulative Preferred Stock	MDP Holdings, Inc.(1) 5 Giralda Farms Madison, NJ 07940	4,000 Shares	100%

Common Stock	Vanguard Fiduciary Trust Company on behalf of the Cytec Employees’ Savings and Profit Sharing Plan(2) 500 Admiral Nelson Blvd., Malvern, PA 19355	2,786,326 Shares	7.1%

Common Stock	Pzena Investment Management, LLC(3) 120 West 45th Street New York, NY 10036	2,452,707 Shares	6.3%

(1)	Wyeth, Five Giralda Farms, Madison, New Jersey 07940, is the beneficial owner of 100% of the outstanding common stock of Wyeth Holdings Corporation, which in turn owns 100% of MDP.
(2)	Per Schedule 13G, Amendment No. 11, dated January 29, 2004 which reports shared power to vote and dispose as to all shares.
(3)	Per Schedule 13G, Amendment No. 2, dated February 10, 2004, which reports sole power to dispose as to all shares and sole power to vote as to 1,905,707 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MDP Holdings, Inc., an indirect wholly-owned subsidiary of Wyeth Holdings Corporation (the successor by name change to Cyanamid), owns 4,000 shares of the Company’s Series C Cumulative Preferred Stock, which Cyanamid obtained in connection with the spin-off of its chemicals business into Cytec Industries Inc. Aggregate liquidation and redemption value of the Series C Stock is $100,000. The Series C Stock, which is not transferable, gives MDP the right to elect one director (currently Mr. Hoynes) and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board. The Company may redeem the Series C Stock only after certain liabilities assumed from Cyanamid have been reduced below threshold levels and after the Company has achieved certain financial ratios for a set period of time.

     In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid’s chemicals businesses was assumed by the Company. Under the spinoff agreements, the Company is required to establish an environmental oversight committee of the Board of Directors, currently consisting of three members, one of whom is the director appointed by MDP as holder of the Series C Preferred Stock. This committee reviews and approves the Company’s annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, approximately $149,000 in 2003, for oversight services rendered by Wyeth’s environmental affairs department.

EXECUTIVE COMPENSATION
Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation(1)(2)		Restricted Stock Awards(3)	Securities Underlying Options(4)	All Other Compensations(5)
	Year	Salary	Bonus

D. Lilley	2003	$687,000	$ 759,135	$700,000	130,000	$89,925
Chairman, President	2002	$670,000	$1,053,575	$700,000	130,000	$26,996
and Chief Executive Officer	2001	$650,000	$ 0	$707,710	130,000	$57,695

J. P. Cronin	2003	$360,000	$ 257,443	$280,000	60,000	$39,360
Executive Vice President and	2002	$353,000	$ 359,178	$280,000	60,000	$10,590
Chief Financial Officer	2001	$345,000	$ 0	$283,084	60,000	$25,880

W. N. Avrin	2003	$260,000	$ 152,100	$136,000	28,000	$26,498
Vice President - Corporate and	2002	$252,000	$ 209,790	$136,000	28,000	$10,144
Business Development	2001	$245,000	$ 0	$137,496	25,000	$15,123

D. M. Drillock	2003	$222,500	$ 105,000	$100,000	18,200	$21,030
Vice President, Controller and	2002	$217,000	$ 140,508	$100,000	18,200	$ 8,680
Investor Relations	2001	$210,000	$ 0	$101,101	18,200	$17,903

R. Smith	2003	$240,750	$ 140,839	$136,000	20,000	$23,995
Vice President, General Counsel	2002	$225,000	$ 187,313	$136,000	20,000	$ 9,128
and Secretary (from January 2002)

(1)	Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.
(2)

There was no “Other Annual Compensation” paid, payable or accrued to any of the named officers during any of the three years greater in amount than the lesser of $50,000 or 10% of such officer’s annual salary plus bonus in the applicable year.

(3)

Represents the value at the date of grant of Performance Shares granted during 2001, 2002 and 2003 under the Company’s 1993 Plan. Performance shares vest, in the case of the 2001, 2002 and 2003 grants, after completion of the respective 2003, 2004 and 2005 performance periods, depending upon the achievement of earnings targets. The target for the 2003 performance period was not achieved and the Performance Shares granted in 2001 which would thereupon have vested in January 2004, were canceled. At December 31, 2003, after giving effect to the forfeitures occurring in January 2004 with respect to the 2003 performance period, the total Performance Shares held by the named officers were valued at the closing price of Company stock on that date as follows: Mr. Lilley 55,384 shares — $2,126,192; Mr. Cronin 22,154 shares — $850,492; Mr. Avrin 10,761 shares — $413,115; Mr. Drillock 7,912 shares — $303,742; and Mr. Smith 9,261 shares — $355,530. Holders of Performance Shares are entitled to vote such shares, but are not entitled to receive any dividends on such shares unless and until such shares vest, in which case the holders will receive accrued but unpaid dividends retroactive to the issue date, without interest.

(4)	Options were granted without tandem Stock Appreciation Rights.
(5)

The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees’ Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan with respect to the employees’ base salary and bonus paid in that year.

The following tabulation shows, as to the executive officers named, information with respect to employee stock options.

Stock Option Grants In 2003

	Options Granted (shares)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name					5%	10%

D. Lilley	130,000	14.9%	$26.70	1/19/13	$2,182,700	$5,531,500
J. P. Cronin	60,000	6.9%	$26.70	1/19/13	$1,007,400	$2,553,000
W. N. Avrin	28,000	3.2%	$26.70	1/19/13	$470,120	$1,191,400
D. M. Drillock	18,200	2.1%	$26.70	1/19/13	$305,578	$774,410
R. Smith	20,000	2.3%	$26.70	1/19/13	$335,800	$851,000

Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter. Stock appreciation rights were not granted.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year End Option Values(1)

	# Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In- The-Money Options at Fiscal Year End (3)

Name			Exercise- able (2)	Unexercise- able (2)	Exercise- able (2)	Unexercise- able (2)

D. Lilley	--	$--	889,999	260,001	$7,876,617	$2,973,108
J. P. Cronin	30,000	$847,349	331,050	120,000	$4,183,798	$1,372,200
W. N. Avrin	9,550	$266,934	90,664	55,001	$1,034,897	$635,608
D. M. Drillock	--	$--	120,099	36,401	$1,531,373	$416,245
R. Smith	10,000	$265,653	50,639	37,101	$761,567	$443,607

(1)	The named officers do not hold stock appreciation rights.
(2)	Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.
(3)	Total value of options based on the closing price of Company stock of $38.39 per share on December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth, as of December 31, 2003, the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding options, warrants and rights and their weighted average exercise price.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation	6,317,483		$28.32	2,136,797
Plans Approved by
Stockholders
Equity Compensation	2,627	[1]	$6.46	0
Plans Not Approved
by Stockholders

(1)

In connection with its acquisition of all of the outstanding common stock of The American Materials & Technologies Corporation (“AMT”) in 1998, the Company agreed to convert all then outstanding options and warrants to acquire AMT common stock issued under any of AMT’s plans into options and warrants to buy Common Stock of the Company.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     All salaried Company employees in the United States, including the named officers, have signed the Company’s standard form employment agreement. The agreement provides for the initial salary paid to the employee for services performed by the employee, the confidentiality and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period is one month, except in the case of termination for cause when no prior notice is required.

     The restricted stock awards (including performance stock awards), stock options and deferred stock awards referred to in the Beneficial Stock Ownership of Directors & Officers table, the Summary Compensation table and under “Compensation of Directors” are awarded under the 1993 Plan. In the event of a “change of control” (as defined in the 1993 Plan), (i) any award under that Plan carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other award granted under the 1993 Plan will lapse and such awards will be deemed fully vested and (iii) any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

     The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death, disability or retirement, (ii) by the Company for cause, or (iii) by the member without good reason (as defined in the plan). Generally, “good reason” for termination by a member involves actions by the Company inconsistent with the member’s status or with the Company’s traditional compensation policies. Members of the plan consist of the chairman, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment of an amount equal to annual salary and bonus (three times annual salary and three times bonus after a “change in control” as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee’s sixty-fifth birthday.

     Under the Company’s Executive Supplemental Employees Retirement Plan, in the event of a change in control, certain employees, including each officer named in the Summary Compensation Table, are automatically elected members of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer’s target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

     The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or directors who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (“the Code”) of reimbursement for the tax, plus all taxes imposed upon the reimbursement.  A 20% non-deductible excise tax applies to the compensatory payments as measured under Code Section 280G (“Compensatory Payments”) (i) that are contingent or presumed to be contingent upon a change “in the ownership or effective control” or change in the ownership of a “substantial part of the assets” of the Company.  The “base amount” is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.  The excise tax provisions will apply if the present value of the Compensatory Payments as of the date of change is equal to or greater than three times the “base amount”. In such instance, the 20% excise tax is then applied to the Compensatory Payments in excess of the “base amount.”

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

Committee Purpose

     The Committee’s purpose is to review and approve compensation arrangements for the Company’s officers and directors and to administer certain compensation plans (such as the Company’s 1993 Stock Award and Incentive Plan). The Committee at various times makes recommendations for shareholder approval on these plans and also produces an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. Additionally, in the interest of orderly management of the Company, the Committee annually reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the CEO. The Committee’s role, composition, duties and responsibilities are set forth in its charter which was approved by the Board of Directors. The charter may be viewed on Cytec’s internet site.

     The Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) is composed entirely of independent outside directors with Messrs. Akitt, Armstrong and Satrum being members for at least three years. Mr. Fernandes was elected as a fourth member of the Committee in October, 2003. During 2003 the Committee met four times. The Committee reviewed and approved compensation arrangements for the Company’s officers and recommended to the Board of Directors, a compensation arrangement for the Chief Executive Officer (“CEO”). Other major actions taken by the Committee included granting stock options under the terms of the Company’s 1993 Stock Award and Incentive Plan, a formal review of the development and succession plans of the Company’s key executives and a review of Board of Director compensation. As a result of the latter review and in line with emerging trends, the Committee recommended adjusting the annual Board retainer (increased to $25,000 from $20,000), the Committee Chairman annual retainer fees (increased to $5,000 from $3,000) and reduced the annual stock option grant and the initial joining stock option grant (decreased from 4,500 to 3,000). These recommended changes were approved by the Board of Directors and became effective January 1, 2004.

Executive Compensation Philosophy

     The Company’s compensation philosophy emphasizes long-term performance and success as exemplified by the program’s structure. The Company maintains lower fixed-costs associated with its cash compensation programs and correspondingly offers significant upside potential based upon achievement of stock-based, financial, and individual goals. As an example, approximately 80% of the CEO targeted compensation is at risk.

          The Company’s executive compensation program is primarily set to be competitive with mid-sized specialty chemical companies which the Company views as competitors for business, employee talent, and stockholder investments.

Compensation Components

     CEO and other Officers compensation has been reviewed on an annual basis by the Committee utilizing comparative information provided by management and which is supported by compensation information provided by an executive compensation consulting firm. In January 2004, the Committee evaluated several independent executive compensation consulting firms and retained the services of HayGroup. Reporting directly to the Committee, this firm will provide advice and guidance on future executive compensation reviews and programs.

Base Salaries – are set slightly below median competitive levels and when combined with the other components of the compensation program, are set to attract and retain qualified executives and managers. Changes in base salaries are made after considering relative competitive positions, individual performance, and general salary levels within the Company and comparable industry groups.

Annual Bonuses – provide an opportunity to earn additional cash rewards for yearly business success. The incentive bonus targets for officers are set annually and are expressed as a percentage of base salary. In addition, the Committee approves the performance goals at the beginning of each fiscal year and then, based on attainment or non-attainment of these corporate performance targets, approves the payment of the bonus amount at the end of the fiscal year. The goals for 2003 target bonuses consisted of specific components weighted as follows: Earnings Per Share (60%) ; and other specific performance factors, which are measured subjectively (40%). The maximum award is 200% of target.

Long-Term Incentives – provide a reward for business success in future years and, being based on performance, are linked to stockholders’ interests. The Company’s long-term incentives granted in January 2003 and payable in future years, consist of two types of grants:

(1)	Performance stock, which may be earned at the end of the 2005 performance period assuming attainment of specific earnings per share growth goals set by the Committee.

(2)

Stock options, which encourage executives to enhance the value of the Company’s Common Stock by offering them an opportunity to buy the shares at the market price on the date of grant over the term of the option contract.

     Performance stock is the Company’s Common Stock registered in the executive’s name and carry voting rights but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. Holders are not entitled to receive any dividends on performance stock unless and until such shares vest, in which case holders receive accrued but unpaid dividends retroactive to the issue date, without interest.

     Each year, the Committee determines the amount and proportion of each type of long-term incentive for each Officer.

Compensation at Risk

     The annual bonus and performance stock are “at risk” forms of compensation in that they do not become payable except to the extent that the Company’s business objectives are attained. Similarly, stock options are “at risk” in that their value depends upon success in enhancing stockholder value.

Alignment with Stockholder Interests

The compensation program is designed to contribute to the long-term success of the Company by meeting the following objectives:

  To compensate fairly for financial and strategic success and the enhancement of stockholder value.
  To attract and retain competent managers and professionals who are performance-oriented.
  To reinforce a commitment to actions that will contribute to the long-term success of the Company.
  To encourage the ownership of Cytec stock so that management’s long-term financial interests are closely linked with success in serving the long-term interests of the Company’s stockholders. This objective is demonstrated by having aggressive stock ownership guidelines.

Executive Stock Ownership Guidelines

     Every director, officer and key executive is expected to attain (within a defined time period) and hold an ownership stake in the Company that is a specified multiple of his or her salary. These guidelines are as follows:

Position	Multiple of Annual Base Salary
Chief Executive Officer	8
Executive Committee Member	5
Other Officers	3
Business Unit Presidents	3
Directors	5

     Covered employees and members of the Board of Directors, as of December 6, 1999, are expected to be in compliance with these ownership guidelines within five years after adoption. Newly appointed employees and or newly appointed Board members are given five years to meet these guidelines from their date of appointment. The multiple for Directors is based on their annual retainer.

     Shares owned directly or in street name, shares held in the Company’s savings plan, vested restricted shares, and deferred shares are counted in the ownership calculation.

21

CEO Compensation

     Mr. Lilley’s salary was increased for 2003 from $670,000 to an annual rate of $687,000, and his target bonus for 2003 was set at 85% of his base salary. For the 2003 performance period, based upon the level of achievement of the Company’s earnings and other factors as described earlier, the Committee determined that in accordance with the Incentive Compensation Plan, Mr. Lilley earned an annual bonus payment of $759,135, which is 110% of his full year’s salary. The Committee further determined Performance Stock Plan thresholds which had been established in 2000 for achievement by 2003 had not been met and no payout was made to Mr. Lilley under this plan. During 2003, Mr. Lilley was granted a performance stock award of 26,217 shares that will vest in three years provided certain financial targets are met and an option to purchase 130,000 shares. Following the change in base salary, the CEO’s base salary and bonus target remained below the peer group’s competitive median. In the aggregate, the stock options and performance stock awards granted in 2003 were at the median levels of the peer group. The Committee reviewed the stock option program in late 2003 and, given the increased value of an option in light of the higher stock price, reduced Mr. Lilley’s grant for the 2004 program year to 100,000 options from 130,000 options in the prior year.

     Tax-Deductibility of Compensation — The Committee’s objective is to design and implement programs that allow for the maximum tax deductibility of compensation paid to the CEO and other executive officers, while preserving the Committee’s flexibility to maintain competitive compensation programs. Executives, while encouraged to elect deferral of amounts that are in excess of deductible limits, are afforded the individual choice not to do so.

     The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel and to the significant increase in stockholder value achieved by the Company since its formation at the end of 1993.

C. A. Davis, Chair J. E. Akitt A. G. Fernandes J. R. Satrum

January 21, 2004

PERFORMANCE GRAPH

     The graph set forth below is based on the assumption that $100 had been invested in the Company’s Common Stock and in each index on December 31, 1998, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 2003.

Five-Year Cumulative Total Stockholder Return

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Cytec Industries Inc.	$100	$108	$188	$127	$128	$181
S&P © 500	$100	$121	$110	$ 97	$ 76	$ 97
S&P © 500 Specialty Chemicals	$100	$113	$ 94	$101	$113	$135

Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

COMPENSATION UNDER RETIREMENT PLANS

The Cytec employees’ retirement program provides most U.S. employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree’s average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2004) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley and Mr. Smith), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree’s base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees’ Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

     The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree’s spouse to the officers named in the Summary Compensation Table, based upon their salaries and target bonuses as of year-end 2003, with years of actual service projected to age 65, are: Mr. Lilley, $197,511; Mr. Cronin, $197,931; Mr. Avrin $159,721; Mr. Drillock, $145,651; and Mr. Smith, $100,734.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or of any of its subsidiaries and who are not elected by the holders of Preferred Stock are paid a retainer of $25,000 per year. Such directors also receive annual retainers while chairmen ($5,000) or other members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors or stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings, except that the attendance fees are reduced by 50% of the amounts shown in the case of special telephonic meetings of the Board and its Committees. Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to any extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee of the Board, or of the stockholders.

     Pursuant to the 1993 Plan, each non-employee director (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) who is elected to serve as a director of the Company for the first time automatically receives a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and (b) the shares of Common Stock having a fair market value on the date the director is duly elected and qualified of $38,437.50. The restrictions on the shares of Common Stock granted to non-employee directors lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director’s service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; provided, however, that if the non-employee director’s service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each non-employee director automatically receives an option to purchase 3,000 shares of Common Stock at the time of his election to the Board. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 3,000 shares of Common Stock, unless the Board acts to reduce the number of shares. All options have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director are for a term of ten years and become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant. Upon the occurrence of a “Change in Control” (as defined in the 1993 Plan), all outstanding options held by non-employee directors become immediately exercisable and all restricted stock awards become immediately nonforfeitable in full.

     Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

     We expect to hold the 2005 annual meeting of stockholders on April 21, 2005. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 13, 2004, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company’s By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days’ notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

     The 2004 Annual Meeting of Stockholders will be held at 2:00 p.m. on April 22, 2004 at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to stockholders of the Company or their designated representatives (including “street name” stockholders who can show that they beneficially owned the Company’s Common Stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the “will attend” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

     The Company will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone, by telefax or by electronic communication. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

     If any further business not described in this Proxy Statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by the Board of Directors or, if no recommendation is given, all in accordance with their best judgment. The Company did not have notice, in accordance with the By-Law described under “Timely Submission of Stockholder Proposals” of any additional matter intended to be brought before the meeting.

R. Smith Secretary

     The Compensation and Management Development Committee Report, the Performance Graph and the Audit Committee Report that appear in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed “filed” under said Acts.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS - Term(s) to expire at 2007 Annual Meeting
						FOR	AGAINST	ABSTAIN
	FOR the election of 01 C.A. Davis, 02 W.P. Powell	WITHHOLD AUTHORITY to vote for the Election of Directors		2.	RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2004	☐	☐	☐
	☐	☐
To withhold authority to vote for the election of any individual candidate, write that person’s name on this line.			Will attend annual meeting		Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXYPROMPTLY USING THE ENCLOSED ENVELOPE.			☐

Signature _________________________________ Signature _________________________________ Date ______________ 2004
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cyt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
please do NOT mail back your proxy card.

Admission Ticket

CYTEC INDUSTRIES INC.
Annual Meeting
of
Common Stockholders
April 22, 2004
2:00 p.m.
Marriott at Glenpointe
Teaneck, NJ 07666

PROXY	CYTEC INDUSTRIES INC.	PROXY

ANNUAL MEETING OF COMMON STOCKHOLDERS
April 22, 2004
THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints D. Lilley, J. P. Cronin and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on February 23, 2004 at the Annual meeting of Common Stockholders to be held on April 22, 2004 or any adjournment thereof.

     If you are a participant in the Cytec Industries Inc. Employee Stock Purchase Plan or Employee Savings Plan or the Employee Savings and Profit Sharing Plan, this proxy constitutes your direction to the Trustee of such plan to vote as directed on the reverse side your proportionate interest in the shares of Common Stock held in the plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO ITEMS INDENTIFIED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIDED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE TWO ITEMS.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

If you intend to attend the Annual Meeting, please be sure to check the
“will attend annual meeting” box on the reverse side of the Proxy.

DIRECTIONS:

The Marriott at Glenpointe is located at 100 Frank W. Burr Boulevard in Teaneck, New Jersey with direct access to Routes I-95 and I-80

FROM NEW YORK/GEORGE WASHINGTON BRIDGE:
Take Route 1-95/1-80 local lanes to Exit 70 Teaneck.

FROM THE LINCOLN TUNNEL AND N.J. TURNPIKE:
Take the New Jersey Turnpike North to Exit 18W. Go straight through the toll plaza and follow signs for I-95 North. Stay in the local lanes to Exit 70. After exiting, follow signs for Teaneck/Exit 70B. The Hotel is on the right.

FROM ROUTE 4:
Take the Teaneck Road/Ridgefield Park Exit. Stay on Teaneck Road until you reach Degraw Avenue (5 traffic lights), and make a left. The Hotel is on the left at the next traffic light.

FROM THE GARDEN STATE PARKWAY & ROUTE 80 EAST:
Exit off the Garden State Parkway at Exit 159. Follow signs for Route 80 East, stay in local lanes to Exit 70 then 70B — Teaneck. The Hotel will be on your right after crossing over the highway.

FROM TETERBORO AIRPORT:
Follow signs for Route 80 East, local lanes to Exit 70 Teaneck to Exit 70B.